Exhibit 99.1
For Immediate Release
First Interstate BancSystem, Inc. Reports First Quarter Earnings
Billings, MT - April 26, 2023 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) today reported financial results for the first quarter of 2023. For the quarter, the Company reported net income of $56.3 million, or $0.54 per share, which compares to net income of $85.8 million, or $0.82 per share, for the fourth quarter of 2022, and a net loss of $33.4 million, or $0.36 per share, for the first quarter of 2022.
Earnings include pre-tax acquisition costs of $3.9 million and $65.2 million for the fourth quarter of 2022 and the first quarter of 2022, respectively, which were related to the acquisition of Great Western Bancorp, Inc. (“Great Western”), the parent company of Great Western Bank (“GWB”), which reduced earnings by $0.03 and $0.57 per common share for the fourth quarter of 2022 and the first quarter of 2022, respectively. The first quarter of 2023 did not include comparable costs.
HIGHLIGHTS
•Net income of $56.3 million, or $0.54 per share, for the first quarter of 2023, was impacted by an available-for-sale investment securities loss of $23.4 million, as well as a $1.9 million fair value adjustment on loans held for sale, or $0.18 per share.
•Net interest margin, on a fully taxable equivalent basis, decreased to 3.36% for the first quarter of 2023, a 25 basis point decrease from the fourth quarter of 2022. Excluding income related to purchase accounting accretion, the adjusted net interest margin1, on a fully taxable equivalent basis, decreased to 3.29% for the first quarter of 2023, a 20 basis point decrease from the fourth quarter of 2022.
•Loans held for investment increased $146.5 million, or an annualized 3.2% during the first quarter of 2023 compared to the fourth quarter of 2022. Commercial loans increased $145.4 million, or an annualized 20%, reflecting a continued focus on relationship lending. Total real estate loans increased $78.4 million, or an annualized 2.4%, as an increase in commercial real estate loans was partially offset by a decrease in construction loans. Loans held for investment to deposit ratio increased to 75.7%, as of March 31, 2023, compared to 72.2% as of December 31, 2022 and 60.3% as of March 31, 2022.
•Book value per common share was $30.28 as of March 31, 2023, compared to $29.43 as of December 31, 2022, and $31.42 as of March 31, 2022. Tangible book value per common share1 was $18.57 as of March 31, 2023, compared to $17.69 as of December 31, 2022 and $19.78 as of March 31, 2022, driven by an increase in retained earnings and changes in accumulated other comprehensive loss related to unrealized losses on available-for-sale securities.
“Throughout our more than 50-year history, First Interstate has prioritized prudent risk management with respect to all aspects of our operations, and as a result, we have continued to be a source of strength and stability for our clients during this challenging period for the banking industry,” said Kevin P. Riley, President and Chief Executive Officer of First Interstate BancSystem, Inc. “Due to the loyal client base we have built, we have seen exceptional stability in our deposit base since the recent bank failures occurred, and we are seeing net growth in new deposit accounts as clients seek stability in their banking relationship.”
“Our first quarter performance evidenced the strong position of the company as we navigate the current uncertain environment. We are well positioned to effectively manage through a wide range of economic scenarios, with strong levels of capital, ample liquidity, and a flexible balance sheet and therefore are not currently contemplating any changes to our strategic planning for the remainder of the year. While prudent risk management will continue to be our top priority, we believe this is a favorable environment for First Interstate to grow our client base, which will contribute to our continued long-term profitable growth and further increase the value of our franchise,” said Mr. Riley.

1 Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation to GAAP measures.

DIVIDEND DECLARATION
On April 25, 2023, the Company’s board of directors declared a dividend of $0.47 per common share, payable on May 18, 2023, to common stockholders of record as of May 8, 2023. The dividend equates to a 5.3% annualized yield based on the $35.20 per share average closing price of the Company’s common stock as reported on NASDAQ during the first quarter of 2023.
NET INTEREST INCOME
Net interest income decreased $19.5 million, or 7.5%, to $238.9 million, during the first quarter of 2023, compared to net interest income of $258.4 million during the fourth quarter of 2022, primarily due to an increase in interest expense as a result of a higher cost of interest-bearing deposits, a shift into higher cost deposits from non-interest-bearing deposits, higher levels of short-term borrowings, and a $3.2 million decrease in purchase accounting accretion. Net interest income increased $60.5 million, or 33.9%, during the first quarter of 2023, from $178.4 million during the first quarter of 2022, primarily as a result of the full quarter impact of the GWB acquisition.
•Interest accretion attributable to the fair valuation of acquired loans from acquisitions contributed to net interest income during the first quarter of 2023, the fourth quarter of 2022, and the first quarter of 2022, in the amounts of $5.2 million, $8.4 million, and $7.6 million respectively.
The net interest margin ratio was 3.36% for the first quarter of 2023 compared to 3.61% reported during the fourth quarter of 2022 and 2.80% during the first quarter of 2022. Excluding interest accretion from the fair value of acquired loans, on a quarter-over-quarter basis, the net interest margin ratio decreased 20 basis points, primarily driven by higher short-term borrowing costs, and higher interest-bearing deposit costs, which was partially offset by loan and investment yield expansion. On the same basis year-over-year, the increase in net interest margin was primarily the result of increased yields on earning assets and a shift in the mix of earning assets from cash to investment securities and loans, partially offset by higher short-term borrowings and higher costs of interest-bearing liabilities.
PROVISION FOR (REDUCTION OF) CREDIT LOSSES
During the first quarter of 2023, the Company recorded a provision for credit losses of $15.2 million, including a provision for unfunded commitments of $1.6 million and provision for investment securities of $1.4 million. The increase to the provision for credit losses was primarily a result of loan growth and modest credit migration. This compares to a provision for credit losses of $14.7 million during the fourth quarter of 2022 and $61.3 million during the first quarter of 2022. The decrease from the first quarter of 2022 was primarily related to elevated expected credit losses resulting from the GWB acquisition during the first quarter of 2022.
For the first quarter of 2023, the allowance for credit losses included net charge-offs of $6.2 million, or an annualized 0.14% of average loans outstanding, compared to net charge-offs of $1.1 million, or an annualized 0.02% of average loans outstanding, for the fourth quarter of 2022, and net charge-offs of $16.7 million, or an annualized 0.47% of average loans outstanding, for the first quarter of 2022.
The Company’s allowance for credit losses as a percentage of period-end loans held for investment increased to 1.24% at March 31, 2023 from 1.22% at December 31, 2022, and decreased from 1.46% at March 31, 2022. Coverage of non-performing loans decreased to 265.1% at March 31, 2023, compared to 335.5% at December 31, 2022 and increased from 203.3% at March 31, 2022.
NON-INTEREST INCOME

For the Quarter Ended	Mar 31, 2023	Dec 31, 2022	$ Change	% Change	Mar 31, 2022	$ Change	% Change
(Dollars in millions)
Payment services revenues	$18.7	$19.4	$(0.7)	(3.6)%	$14.8	$3.9	26.4%
Mortgage banking revenues	2.3	2.6	(0.3)	(11.5)	8.4	(6.1)	(72.6)
Wealth management revenues	9.0	8.4	0.6	7.1	8.1	0.9	11.1
Service charges on deposit accounts	5.2	4.9	0.3	6.1	7.7	(2.5)	(32.5)
Other service charges, commissions, and fees	2.4	2.9	(0.5)	(17.2)	4.3	(1.9)	(44.2)
Investment securities loss	(23.4)	—	(23.4)	100.0	(0.1)	(23.3)	NM
Other income	2.2	3.4	(1.2)	(35.3)	5.6	(3.4)	(60.7)
Total non-interest income	$16.4	$41.6	$(25.2)	(60.6)%	$48.8	$(32.4)	(66.4)%

Non-interest income during the first quarter of 2023 decreased $25.2 million compared to the fourth quarter of 2022. The primary driver of the decrease was the result of the realized loss of $23.4 million on the disposition of available-for-sale investment securities and a reduction of $1.9 million related to the fair value of loans held for sale recognized through other income. The Company sold $853.0 million in carrying value of available-for-sale investment securities, with proceeds to be used to reduce our short-term borrowings early in the second quarter of 2023.

Compared to the first quarter of 2022, non-interest income decreased $32.4 million. The decrease was primarily due to the realized loss of $23.4 million on the disposition of available-for-sale investment securities and a $6.1 million decrease in mortgage banking revenues.
NON-INTEREST EXPENSE

For the Quarter Ended	Mar 31, 2023	Dec 31, 2022	$ Change	% Change	Mar 31, 2022	$ Change	% Change
(Dollars in millions)
Salaries and wages	$65.6	$75.4	$(9.8)	(13.0)%	$60.0	$5.6	9.3%
Employee benefits	22.8	17.3	5.5	31.8	21.2	1.6	7.5
Occupancy and equipment	18.4	17.9	0.5	2.8	15.4	3.0	19.5
Other intangible amortization	4.0	4.1	(0.1)	(2.4)	3.6	0.4	11.1
Other expenses	54.8	54.5	0.3	0.6	41.7	13.1	31.4
Other real estate owned expense	0.2	2.2	(2.0)	(90.9)	0.1	0.1	100.0
Acquisition related expenses	—	3.9	(3.9)	(100.0)	65.2	(65.2)	(100.0)
Total non-interest expense	$165.8	$175.3	$(9.5)	(5.4)%	$207.2	$(41.4)	(20.0)%
The Company’s non-interest expense was $165.8 million for the first quarter of 2023, a decrease of $9.5 million from the fourth quarter of 2022. The quarter over quarter decrease was primarily driven by lower incentive compensation, lower acquisition related expenses, and a write down of other real estate owned during the fourth quarter of 2022. These decreases were partially offset by an increase in employee benefits due to the seasonal reset of payroll taxes.
Compared to the first quarter of 2022, non-interest expense decreased by $41.4 million. The decrease is largely due to the acquisition expenses related to the acquisition of GWB in the first quarter of 2022, partially offset by a full quarter of increased expenses reflecting the combined entity.
BALANCE SHEET
Total assets decreased $650.1 million, or 2.0%, to $31,637.7 million as of March 31, 2023, from $32,287.8 million as of December 31, 2022, primarily due to a decrease in investment securities. Total assets decreased $1,524.5 million, or 4.6%, from $33,162.2 million as of March 31, 2022, primarily due to a decrease in cash and cash equivalents as a result of declines in deposits.
Investment securities decreased $972.4 million, or 9.4%, to $9,425.5 million as of March 31, 2023, from $10,397.9 million as of December 31, 2022, and decreased $77.0 million, or 0.8%, from $9,502.5 million as of March 31, 2022. The decrease in the current quarter was the result of the disposition of investment securities with the proceeds primarily to be used to reduce other borrowed funds early in the second quarter of 2023.

The following table presents the composition and comparison of loans held for investment as of the quarters-ended:

	March 31, 2023	December 31, 2022	$ Change	% Change	March 31, 2022	$ Change	% Change
Real estate loans:
Commercial	$8,680.8	$8,528.6	$152.2	1.8%	$7,805.7	$875.1	11.2%
Construction loans:
Land acquisition & development	368.5	386.2	(17.7)	(4.6)	344.8	23.7	6.9
Residential	471.4	516.2	(44.8)	(8.7)	406.0	65.4	16.1
Commercial	1,053.1	1,042.0	11.1	1.1	844.8	208.3	24.7
Total construction loans	1,893.0	1,944.4	(51.4)	(2.6)	1,595.6	297.4	18.6
Residential	2,191.1	2,188.3	2.8	0.1	1,997.5	193.6	9.7
Agricultural	769.7	794.9	(25.2)	(3.2)	833.6	(63.9)	(7.7)
Total real estate loans	13,534.6	13,456.2	78.4	0.6	12,232.4	1,302.2	10.6
Consumer loans:
Indirect	817.3	829.7	(12.4)	(1.5)	739.6	77.7	10.5
Direct and advance lines	146.9	152.9	(6.0)	(3.9)	142.5	4.4	3.1
Credit card	71.5	75.9	(4.4)	(5.8)	73.5	(2.0)	(2.7)
Total consumer loans	1,035.7	1,058.5	(22.8)	(2.2)	955.6	80.1	8.4
Commercial	3,028.0	2,882.6	145.4	5.0	3,017.9	10.1	0.3
Agricultural	660.4	708.3	(47.9)	(6.8)	744.3	(83.9)	(11.3)
Other, including overdrafts	1.6	9.2	(7.6)	(82.6)	4.6	(3.0)	(65.2)
Deferred loan fees and costs	(14.6)	(15.6)	1.0	(6.4)	(9.8)	(4.8)	49.0
Loans held for investment, net of deferred loan fees and costs	$18,245.7	$18,099.2	$146.5	0.8%	$16,945.0	$1,300.7	7.7%
The ratio of loans held for investment to deposits increased to 75.7%, as of March 31, 2023, compared to 72.2% as of December 31, 2022, and 60.3% as of March 31, 2022.
Total deposits decreased $966.6 million, or 3.9%, to $24,107.0 million as of March 31, 2023, from $25,073.6 million as of December 31, 2022, and decreased $3,981.3 million, or 14.2%, from $28,088.3 million as of March 31, 2022, in all categories with the exception of time deposits.
Securities sold under repurchase agreements decreased $82.1 million, or 7.8%, to $970.8 million as of March 31, 2023, from $1,052.9 million as of December 31, 2022 and decreased $100.2 million, or 9.4%, from $1,071.0 million as of March 31, 2022. The decreases in securities sold under repurchase agreements correspond with fluctuations in the liquidity of the Company’s clients.
Other borrowed funds is comprised of Federal Home Loan Bank variable rate overnight and fixed rate borrowings in tenors up to three-months. Other borrowed funds increased $383.0 million, or 16.5%, to $2,710.0 million as of March 31, 2023, from $2,327.0 million as of December 31, 2022 and increased $2,710.0 million from March 31, 2022.
The Company is considered to be “well-capitalized” as of March 31, 2023, having exceeded all regulatory capital adequacy requirements. During the first quarter of 2023, the Company paid regular common stock dividends of approximately $48.3 million, or $0.47 per share.
CREDIT QUALITY
As of March 31, 2023, non-performing assets increased $20.4 million, or 26.1%, to $98.7 million, compared to $78.3 million as of December 31, 2022, primarily driven by an increase in non-accrual loans of $21.6 million, or 36.5%, and an increase in property classified as other real estate owned of $0.7 million, or 5.5%, partially offset by a decrease in accruing loans past due 90 days or more of $1.9 million.
Criticized loans increased $6.5 million, or 1.1%, to $621.6 million as of March 31, 2023, from $615.1 million as of December 31, 2022.
Net loan charge-offs increased to $6.2 million during the first quarter of 2023 as compared to $1.1 million during the fourth quarter of 2022. The net loan charge-offs in the first quarter of 2023 were composed of charge-offs of $8.9 million and recoveries of $2.7 million.

NON-GAAP FINANCIAL MEASURES
In addition to results presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, this press release contains the following non-GAAP financial measures that management uses to evaluate our performance relative to our capital adequacy standards: (i) tangible common stockholders’ equity; (ii) tangible assets; (iii) tangible book value per common share; (iv) tangible common stockholders’ equity to tangible assets; (v) average tangible common stockholders’ equity; (vi) return on average tangible common stockholders’ equity; and (vii) adjusted net interest margin. Tangible common stockholders’ equity is calculated as total common stockholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights). Tangible assets are calculated as total assets less goodwill and other intangible assets (excluding mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders’ equity divided by common shares outstanding. Tangible common stockholders’ equity to tangible assets is calculated as tangible common stockholders’ equity divided by tangible assets. Average tangible common stockholders’ equity is calculated as average stockholders’ equity less average goodwill and other intangible assets (excluding mortgage servicing rights). Return on average tangible common stockholders’ equity is calculated as net income available to common shareholders divided by average tangible common stockholders’ equity. Adjusted net interest margin ratio (FTE) is calculated as adjusted net FTE interest income divided by adjusted average interest earning assets. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. They also should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.
The Company adjusts the most directly comparable capital adequacy GAAP financial measures to the non-GAAP financial measures described in subclauses (i) through (vi) above to exclude goodwill and other intangible assets (except mortgage servicing rights). To derive the non-GAAP financial measure identified in subclause (vii) above, the Company adjusts its net interest income to include its FTE interest income and exclude purchase accounting interest accretion on acquired loans and PPP loan income, and it adjusts average interest-earning assets to exclude average PPP loan balances. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators and to present on a consistent basis our and our acquired companies’ organic continuing operations without regard to acquisition costs and other adjustments that we consider to be unpredictable and dependent on a significant number of factors that are outside our control, are useful to investors in evaluating the Company’s performance because, as a general matter, they either do not represent an actual cash expense and are inconsistent in amount and frequency depending upon the timing and size of our acquisitions (including the size, complexity and/or volume of past acquisitions, which may drive the magnitude of acquisition related costs, but may not be indicative of the size, complexity and/or volume of future acquisitions or related costs), or they cannot be anticipated or estimated in a particular period (in particular as it relates to unexpected recovery amounts). This impacts the ratios that are important to analysts and allows investors to compare certain aspects of the Company’s capitalization to other companies.
See the Non-GAAP Financial Measures table included herein and the textual discussion for a reconciliation of the above described non-GAAP financial measures to their most directly comparable GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our, Great Western’s or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified by words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trends,” “objectives,” “continues” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that change over time and could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. Furthermore, the following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this press release:
•new, or changes in, governmental regulations or policies;
•tax legislative initiatives or assessments;
•more stringent capital requirements, to the extent they may become applicable to us;
•changes in accounting standards;
•any failure to comply with applicable laws and regulations, including the Community Reinvestment Act and fair lending laws, the USA PATRIOT ACT, Office of Foreign Asset Control guidelines and requirements, the Bank Secrecy Act, and the related Financial Crimes Enforcement Network and Federal Financial Institutions Examination Council’s guidelines and regulations;
•lending and deposit risks and risks associated with sector concentrations;
•a decline in economic conditions that could reduce demand for our products and services and negatively impact the credit quality of loans;
•loan credit losses exceeding estimates;
•the soundness of other financial institutions;
•the ability to meet cash flow needs and availability of financing sources for working capital and other needs;
•a loss of deposits or a change in product mix that increases the Company’s funding costs;
•changes in interest rates;
•changes to United States trade policies, including the imposition of tariffs and retaliatory tariffs;
•competition from new or existing financial institutions and non-banks;
•variable interest rates tied to London Interbank Offered Rate that may no longer be available or may become unreliable;
•cyber-security risks, including “denial-of-service attacks,” “hacking,” and “identity theft” that could result in the disclosure of confidential information;
•privacy, information security, and data protection laws, rules, and regulations that affect or limit how we collect and use personal information;
•the potential impairment of our goodwill and other intangible assets;
•exposure to losses in collateralized loan obligation securities;
•exposure to losses in investment securities;
•our reliance on other companies that provide key components of our business infrastructure;
•events that may tarnish our reputation;
•the loss of the services of key members of our management team and directors;
•our ability to attract and retain qualified employees to operate our business;
•costs associated with repossessed properties, including environmental remediation;
•the effectiveness of our systems of internal operating controls;
•our ability to implement new technology-facilitated products and services or be successful in marketing these products and services to our clients;
•difficulties we may face in combining the operations of acquired entities or assets with our own operations or assessing the effectiveness of businesses in which we make strategic investments or with which we enter into strategic contractual relationships;
•incurrence of significant costs related to mergers and related integration activities;
•the volatility in the price and trading volume of our common stock;
•“anti-takeover” provisions and the regulations, which may make it more difficult for a third party to acquire control of us even in circumstances that could be deemed beneficial to stockholders;
•changes in our dividend policy or our ability to pay dividends;
•our common stock not being an insured deposit;
•the potential dilutive effect of future equity issuances;
•the subordination of our common stock to our existing and future indebtedness;
•the ongoing impact of the COVID-19 pandemic and the U.S., state and local government’s response to the pandemic;

•changes in general economic conditions caused by inflation, recession, acts of terrorism, and outbreak of hostilities, or other international or domestic calamities, including wars or international conflicts with respect to which the United States may or may not be directly involved, unemployment, or other economic and geopolitical factors;
•the effect of global conditions, earthquakes, volcanoes, tsunamis, floods, fires, drought, and other natural catastrophic events; and
•the impact of climate change and environmental sustainability matters.
These factors are not necessarily all the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and included and described in more detail in our periodic reports filed with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended, under the caption “Risk Factors.” Interested parties are urged to read in their entirety such risk factors prior to making any investment decision with respect to the Company. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
First Quarter 2023 Conference Call for Investors
First Interstate BancSystem, Inc. will host a conference call to discuss the results for the first quarter of 2023 at 11 a.m. Eastern Time (9 a.m. Mountain Time) on Thursday, April 27, 2023. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-833-470-1428; the access code is 812721. To participate via the Internet, visit www.FIBK.com. The call will be recorded and made available for replay on April 27, 2023, after 1 p.m. Eastern Time (11 a.m. Mountain Time), through May 27, 2023 , prior to 9 a.m. Eastern Time (7 a.m. Mountain Time), by dialing 1-866-813-9403. The replay access code is 723043. The call will also be archived on our website, www.FIBK.com, for one year.
About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial and bank holding company focused on community banking. Incorporated in 1971 and headquartered in Billings, Montana, the Company operates banking offices, including detached drive-up facilities, in communities across Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming, in addition to offering online and mobile banking services. Through our bank subsidiary, First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and others throughout the Company’s market areas.

Contact:	John R. Stewart, CFA	NASDAQ: FIBK
	Deputy Chief Financial Officer First Interstate BancSystem, Inc. (406) 255-5311 john.stewart@fib.com	www.FIBK.com (FIBK-ER)

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In millions, except % and per share data)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	1Q23 vs 4Q22	1Q23 vs 1Q22
Net interest income	$238.9	$258.4	$266.8	$239.0	$178.4	(7.5)%	33.9%
Net interest income on a fully-taxable equivalent ("FTE") basis	240.7	260.7	268.9	241.1	180.0	(7.7)	33.7
Provision for (reduction in) credit losses	15.2	14.7	8.4	(1.7)	61.3	3.4	NM
Non-interest income:
Payment services revenues	18.7	19.4	20.4	19.5	14.8	(3.6)	26.4
Mortgage banking revenues	2.3	2.6	2.7	5.0	8.4	(11.5)	(72.6)
Wealth management revenues	9.0	8.4	8.5	9.3	8.1	7.1	11.1
Service charges on deposit accounts	5.2	4.9	5.7	6.3	7.7	6.1	(32.5)
Other service charges, commissions, and fees	2.4	2.9	4.7	3.6	4.3	(17.2)	(44.2)
Total fee-based revenues	37.6	38.2	42.0	43.7	43.3	(1.6)	(13.2)
Investment securities loss	(23.4)	—	(24.2)	(0.1)	(0.1)	100.0	NM
Other income	2.2	3.4	5.1	6.3	5.6	(35.3)	(60.7)
Total non-interest income	16.4	41.6	22.9	49.9	48.8	(60.6)	(66.4)
Non-interest expense:
Salaries and wages	65.6	75.4	71.9	74.8	60.0	(13.0)	9.3
Employee benefits	22.8	17.3	19.6	19.4	21.2	31.8	7.5
Occupancy and equipment	18.4	17.9	17.1	17.0	15.4	2.8	19.5
Other intangible amortization	4.0	4.1	4.1	4.1	3.6	(2.4)	11.1
Other expenses	54.8	54.5	56.5	49.2	41.7	0.6	31.4
Other real estate owned expense	0.2	2.2	—	—	0.1	(90.9)	100.0
Acquisition related expenses	—	3.9	4.0	45.8	65.2	(100.0)	(100.0)
Total non-interest expense	165.8	175.3	173.2	210.3	207.2	(5.4)	(20.0)
Income (loss) before income tax	74.3	110.0	108.1	80.3	(41.3)	(32.5)	(279.9)
Provision for (benefit from) income tax	18.0	24.2	22.4	16.2	(7.9)	(25.6)	(327.8)
Net income (loss)	$56.3	$85.8	$85.7	$64.1	$(33.4)	(34.4)%	(268.6)%

Weighted-average basic shares outstanding	103,738	104,445	106,526	109,107	92,855	(0.7)%	11.7%
Weighted-average diluted shares outstanding	103,819	104,548	106,590	109,132	92,855	(0.7)	11.8
Earnings (loss) per share - basic	$0.54	$0.82	$0.80	$0.59	$(0.36)	(34.1)	(250.0)
Earnings (loss) per share - diluted	0.54	0.82	0.80	0.59	(0.36)	(34.1)	(250.0)

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

						% Change
(In millions, except % and per share data)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	1Q23 vs 4Q22	1Q23 vs 1Q22
Assets:
Cash and due from banks	$332.9	$349.2	$390.4	$425.3	$387.6	(4.7)%	(14.1)%
Interest-bearing deposits in banks	747.7	521.2	201.4	633.9	3,423.6	43.5	(78.2)
Federal funds sold	0.1	0.1	0.1	0.1	0.1	—	—
Cash and cash equivalents	1,080.7	870.5	591.9	1,059.3	3,811.3	24.1	(71.6)
Securities purchased under agreement to resell	—	—	—	202.2	102.0	—	—
Investment securities, net	9,425.5	10,397.9	10,269.1	10,871.1	9,502.5	(9.4)	(0.8)
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	214.5	198.6	131.9	107.4	99.7	8.0	115.1
Loans held for sale, at fair value	80.9	79.9	93.6	127.4	178.1	1.3	(54.6)
Loans held for investment	18,245.7	18,099.2	17,603.5	17,162.5	16,945.0	0.8	7.7
Allowance for credit losses	226.1	220.1	213.0	220.4	247.2	2.7	(8.5)
Net loans held for investment	18,019.6	17,879.1	17,390.5	16,942.1	16,697.8	0.8	7.9
Goodwill and intangible assets (excluding mortgage servicing rights)	1,221.9	1,225.9	1,229.0	1,232.9	1,275.2	(0.3)	(4.2)
Company owned life insurance	499.4	497.9	495.6	492.8	490.1	0.3	1.9
Premises and equipment	443.4	444.7	445.4	442.7	444.4	(0.3)	(0.2)
Other real estate owned	13.4	12.7	16.4	16.8	17.5	5.5	(23.4)
Mortgage servicing rights	30.1	31.1	31.8	32.1	32.7	(3.2)	(8.0)
Other assets	608.3	649.5	649.5	535.0	510.9	(6.3)	19.1
Total assets	$31,637.7	$32,287.8	$31,344.7	$32,061.8	$33,162.2	(2.0)%	(4.6)%

Liabilities and stockholders' equity:
Deposits	$24,107.0	$25,073.6	$25,884.8	$26,863.8	$28,088.3	(3.9)%	(14.2)%
Securities sold under repurchase agreements	970.8	1,052.9	1,075.6	1,234.7	1,071.0	(7.8)	(9.4)
Long-term debt	120.8	120.8	120.7	120.4	120.4	—	0.3
Other borrowed funds	2,710.0	2,327.0	625.0	—	—	16.5	100.0
Subordinated debentures held by subsidiary trusts	163.1	163.1	163.1	163.1	163.1	—	—
Other liabilities	405.7	476.6	470.0	407.9	278.3	(14.9)	45.8
Total liabilities	28,477.4	29,214.0	28,339.2	28,789.9	29,721.1	(2.5)	(4.2)
Stockholders' equity:
Common stock	2,478.7	2,478.2	2,477.4	2,607.9	2,668.6	—	(7.1)
Retained earnings	1,080.7	1,072.7	1,035.8	993.8	974.5	0.7	10.9
Accumulated other comprehensive (loss) income	(399.1)	(477.1)	(507.7)	(329.8)	(202.0)	(16.3)	97.6
Total stockholders' equity	3,160.3	3,073.8	3,005.5	3,271.9	3,441.1	2.8	(8.2)
Total liabilities and stockholders' equity	$31,637.7	$32,287.8	$31,344.7	$32,061.8	$33,162.2	(2.0)%	(4.6)%

Common shares outstanding at period end	104,382	104,442	104,451	107,758	109,503	(0.1)%	(4.7)%
Book value per common share at period end	$30.28	$29.43	$28.77	$30.36	$31.42	2.9	(3.6)
Tangible book value per common share at period end**	18.57	17.69	17.01	18.92	19.78	5.0	(6.1)

**Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of book value per common share (GAAP) at period end to tangible book value per common share (non-GAAP) at period end.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Loans and Deposits
(Unaudited)

						% Change
(In millions, except %)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	1Q23 vs 4Q22	1Q23 vs 1Q22

Loans:
Real Estate:
Commercial real estate	$8,680.8	$8,528.6	$8,026.9	$7,857.7	$7,805.7	1.8%	11.2%
Construction:
Land acquisition and development	368.5	386.2	393.2	355.7	344.8	(4.6)	6.9
Residential	471.4	516.2	501.4	444.8	406.0	(8.7)	16.1
Commercial	1,053.1	1,042.0	1,128.4	959.0	844.8	1.1	24.7
Total construction	1,893.0	1,944.4	2,023.0	1,759.5	1,595.6	(2.6)	18.6
Residential real estate	2,191.1	2,188.3	2,127.7	2,060.4	1,997.5	0.1	9.7
Agricultural real estate	769.7	794.9	800.9	821.5	833.6	(3.2)	(7.7)
Total real estate	13,534.6	13,456.2	12,978.5	12,499.1	12,232.4	0.6	10.6
Consumer:
Indirect	817.3	829.7	780.8	733.9	739.6	(1.5)	10.5
Direct	146.9	152.9	155.0	157.3	142.5	(3.9)	3.1
Credit card	71.5	75.9	74.2	74.8	73.5	(5.8)	(2.7)
Total consumer	1,035.7	1,058.5	1,010.0	966.0	955.6	(2.2)	8.4
Commercial	3,028.0	2,882.6	2,966.1	3,036.0	3,017.9	5.0	0.3
Agricultural	660.4	708.3	658.2	672.0	744.3	(6.8)	(11.3)
Other	1.6	9.2	3.8	—	4.6	(82.6)	(65.2)
Deferred loan fees and costs	(14.6)	(15.6)	(13.1)	(10.6)	(9.8)	(6.4)	49.0
Loans held for investment	$18,245.7	$18,099.2	$17,603.5	$17,162.5	$16,945.0	0.8%	7.7%

Deposits:
Non-interest-bearing	$6,861.1	$7,560.0	$8,163.3	$8,295.4	$8,240.6	(9.2)%	(16.7)%
Interest-bearing:
Demand	6,714.1	7,205.9	7,595.1	8,133.3	8,245.0	(6.8)	(18.6)
Savings	8,282.9	8,379.3	8,497.2	8,939.4	10,004.3	(1.2)	(17.2)
Time, $250 and over	526.5	438.0	319.3	272.1	359.8	20.2	46.3
Time, other	1,722.4	1,490.4	1,309.9	1,223.6	1,238.6	15.6	39.1
Total interest-bearing	17,245.9	17,513.6	17,721.5	18,568.4	19,847.7	(1.5)	(13.1)
Total deposits	$24,107.0	$25,073.6	$25,884.8	$26,863.8	$28,088.3	(3.9)%	(14.2)%

Total core deposits (1)	$23,580.5	$24,635.6	$25,565.5	$26,591.7	$27,728.5	(4.3)%	(15.0)%

(1) Core deposits are defined as total deposits less time deposits, $250 and over, and brokered deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Credit Quality
(Unaudited)

						% Change
(In millions, except %)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	1Q23 vs 4Q22	1Q23 vs 1Q22

Allowance for Credit Losses:
Allowance for credit losses	$226.1	$220.1	$213.0	$220.4	$247.2	2.7%	(8.5)%
As a percentage of loans held for investment	1.24%	1.22%	1.21%	1.28%	1.46%
As a percentage of non-accrual loans	279.83	371.79	268.26	205.98	207.91

Net loan charge-offs during quarter	$6.2	$1.1	$12.0	$0.3	$16.7	NM	(62.9)%
Annualized as a percentage of average loans	0.14%	0.02%	0.27%	0.01%	0.47%

Non-Performing Assets:
Non-accrual loans	$80.8	$59.2	$79.4	$107.0	$118.9	36.5%	(32.0)%
Accruing loans past due 90 days or more	4.5	6.4	6.6	2.9	2.7	(29.7)	66.7
Total non-performing loans	85.3	65.6	86.0	109.9	121.6	30.0	(29.9)
Other real estate owned	13.4	12.7	16.4	16.8	17.5	5.5	(23.4)
Total non-performing assets	$98.7	$78.3	$102.4	$126.7	$139.1	26.1%	(29.0)%

Non-performing assets as a percentage of:
Loans held for investment and OREO	0.54%	0.43%	0.58%	0.74%	0.82%
Total assets	0.31	0.24	0.33	0.40	0.42

Non-accrual loans to loans held for investment	0.44	0.33	0.45	0.62	0.70

Accruing Loans 30-89 Days Past Due	$52.3	$62.3	$52.5	$56.4	$54.4	(16.1)%	(3.9)%

Criticized Loans:
Special Mention	$243.8	$290.4	$273.7	$275.9	$274.6	(16.0)%	(11.2)%
Substandard	355.0	316.2	277.7	461.4	553.9	12.3	(35.9)
Doubtful	22.8	8.5	25.5	42.7	24.6	168.2	(7.3)
Total	$621.6	$615.1	$576.9	$780.0	$853.1	1.1%	(27.1)%

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios - Annualized
(Unaudited)

	Mar 31, 2023		Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Annualized Financial Ratios (GAAP)
Return on average assets	0.71%		1.07%	1.07%	0.79%	(0.48)%
Return on average common stockholders' equity	7.25		11.16	10.49	7.52	(4.44)
Yield on average earning assets	4.43		4.24	3.99	3.35	2.89
Cost of average interest-bearing liabilities	1.46		0.89	0.40	0.14	0.14
Interest rate spread	2.97		3.35	3.59	3.21	2.75
Net interest margin ratio	3.36		3.61	3.71	3.25	2.80
Efficiency ratio	63.38		57.07	58.37	71.37	89.61
Loans held for investment to deposit ratio	75.69		72.18	68.01	63.89	60.33

Annualized Financial Ratios - Operating** (Non-GAAP)
Tangible book value per common share	$18.57		$17.69	$17.01	$18.92	$19.78
Tangible common stockholders' equity to tangible assets	6.37%		5.95%	5.90%	6.61%	6.79%
Return on average tangible common stockholders' equity	11.87		18.67	16.93	11.78	(6.88)

Consolidated Capital Ratios
Total risk-based capital to total risk-weighted assets	12.63%	*	12.48%	12.50%	13.16%	13.79%
Tier 1 risk-based capital to total risk-weighted assets	10.52	*	10.45	10.49	11.09	11.52
Tier 1 common capital to total risk-weighted assets	10.52	*	10.45	10.49	11.09	11.52
Leverage Ratio	7.72	*	7.75	7.67	7.72	8.96

*Preliminary estimate - may be subject to change. The regulatory capital ratios presented include the assumption of the transitional method as a result of legislation by the U.S. Congress to provide relief for the economy and financial institutions in the United States from the COVID‑19 pandemic. The referenced relief ends on December 31, 2024 which allows a total five-year phase-in of the impact of CECL on capital and relief over the next two years for the impact on the allowance for credit losses resulting from the COVID‑19 pandemic.
**Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of book value per common share to tangible book value per common share, return on average common stockholders’ equity (GAAP) to return on average tangible common stockholders’ equity, and tangible common stockholders’ equity to tangible assets (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
(In millions, except %)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest-earning assets:
Loans (1) (2)	$18,273.6	$237.2	5.26%	$17,920.5	$230.5	5.10%	$14,460.6	$153.0	4.29%
Investment securities (2)	10,208.8	73.3	2.91	10,383.8	71.6	2.74	8,279.3	30.9	1.51
Investment in FHLB and FRB stock	210.5	3.0	5.78	156.4	2.0	5.07	83.6	0.4	1.94
Interest-bearing deposits in banks	365.7	4.2	4.66	220.1	2.2	3.97	3,263.1	1.7	0.21
Federal funds sold	0.8	—	—	0.1	—	—	0.1	—	—
Total interest-earning assets	$29,059.4	$317.7	4.43%	$28,680.9	$306.3	4.24%	$26,086.7	$186.0	2.89%
Non-earning assets	2,951.5			3,035.1			2,408.4
Total assets	$32,010.9			$31,716.0			$28,495.1
Interest-bearing liabilities:
Demand deposits	$6,973.4	$8.7	0.51%	$7,412.7	$7.9	0.42%	$6,901.8	$0.9	0.05%
Savings deposits	8,406.9	22.8	1.10	8,446.7	14.8	0.70	8,332.7	1.1	0.05
Time deposits	2,055.3	8.8	1.74	1,848.6	5.0	1.07	1,397.2	1.0	0.29
Repurchase agreements	1,005.8	1.1	0.44	1,091.2	1.1	0.40	1,077.0	0.3	0.11
Other borrowed funds	2,615.2	31.2	4.84	1,260.0	12.9	4.06	—	—	—
Long-term debt	120.8	1.5	5.04	120.8	1.4	4.60	127.5	1.7	5.41
Subordinated debentures held by subsidiary trusts	163.1	2.9	7.21	163.1	2.5	6.08	136.9	1.0	2.96
Total interest-bearing liabilities	$21,340.5	$77.0	1.46%	$20,343.1	$45.6	0.89%	$17,973.1	$6.0	0.14%
Non-interest-bearing deposits	7,064.9			7,871.8			7,211.4
Other non-interest-bearing liabilities	458.5			451.0			260.5
Stockholders’ equity	3,147.0			3,050.1			3,050.1
Total liabilities and stockholders’ equity	$32,010.9			$31,716.0			$28,495.1
Net FTE interest income		$240.7			$260.7			$180.0
Less FTE adjustments (2)		(1.8)			(2.3)			(1.6)
Net interest income from consolidated statements of income		$238.9			$258.4			$178.4
Interest rate spread			2.97%			3.35%			2.75%
Net FTE interest margin (3)			3.36			3.61			2.80
Cost of funds, including non-interest-bearing demand deposits (4)			1.10			0.64			0.10

(1) Average loan balances include loans held for sale and non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs of $0.9 million, $1.2 million, and $3.5 million at March 31, 2023, December 31, 2022, and March 31, 2022, respectively.

(2) Management believes fully taxable equivalent, or FTE, interest income is useful to investors in evaluating the Company’s performance as a comparison of the returns between a tax-free investment and a taxable alternative. The Company adjusts interest income and average rates for tax exempt loans and securities to a FTE basis utilizing a 21.00% and 26.25% tax rate for 2023 and 2022, respectively.

(3) Net FTE interest margin during the period equals (i) the difference between annualized interest income on interest-earning assets and the annualized interest expense on interest-bearing liabilities, divided by (ii) average interest-earning assets for the period.

(4) Calculated by dividing total annualized interest on interest-bearing liabilities by the sum of total interest-bearing liabilities plus non-interest-bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		As of or For the Quarter Ended
(In millions, except % and per share data)		Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Total common stockholders' equity (GAAP)	(A)	$3,160.3	$3,073.8	$3,005.5	$3,271.9	$3,441.1
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,221.9	1,225.9	1,229.0	1,232.9	1,275.2
Tangible common stockholders' equity (Non-GAAP)	(B)	$1,938.4	$1,847.9	$1,776.5	$2,039.0	$2,165.9

Total assets (GAAP)		$31,637.7	$32,287.8	$31,344.7	$32,061.8	$33,162.2
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,221.9	1,225.9	1,229.0	1,232.9	1,275.2
Tangible assets (Non-GAAP)	(C)	$30,415.8	$31,061.9	$30,115.7	$30,828.9	$31,887.0

Average Balances:
Total common stockholders' equity (GAAP)	(D)	$3,147.0	$3,050.1	$3,239.7	$3,417.4	$3,050.1
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,223.8	1,226.9	1,230.9	1,235.1	1,081.2
Average tangible common stockholders' equity (Non-GAAP)	(E)	$1,923.2	$1,823.2	$2,008.8	$2,182.3	$1,968.9

Net interest income		$238.9	$258.4	$266.8	$239.0	$178.4
FTE interest income		1.8	2.3	2.1	2.1	1.6
Net FTE interest income	(F)	240.7	260.7	268.9	241.1	180.0
Less purchase accounting accretion		5.2	8.4	17.7	16.7	7.6
Less PPP income		—	—	0.3	1.1	2.8
Adjusted net FTE interest income	(G)	$235.5	$252.3	$250.9	$223.3	$169.6

Average interest-earning assets	(H)	$29,059.4	$28,680.9	$28,731.2	$29,752.4	$26,086.7
Less average PPP loans		3.8	5.6	8.1	30.8	91.6
Adjusted average earning assets	(I)	$29,055.6	$28,675.3	$28,723.1	$29,721.6	$25,995.1

Total quarterly average assets	(J)	$32,010.9	$31,716.0	$31,653.7	$32,611.3	$28,495.1
Annualized net income available to common shareholders	(K)	228.3	340.4	340.0	257.1	(135.5)
Common shares outstanding	(L)	104,382	104,442	104,451	107,758	109,503
Return on average assets (GAAP)	(K) / (J)	0.71%	1.07%	1.07%	0.79%	(0.48)%
Return on average common stockholders' equity (GAAP)	(K) / (D)	7.25	11.16	10.49	7.52	(4.44)
Average common stockholders' equity to average assets (GAAP)	(D) / (J)	9.83	9.62	10.23	10.48	10.70
Book value per common share (GAAP)	(A) / (L)	$30.28	$29.43	$28.77	$30.36	$31.42
Tangible book value per common share (Non-GAAP)	(B) / (L)	18.57	17.69	17.01	18.92	19.78
Tangible common stockholders' equity to tangible assets (Non-GAAP)	(B) / (C)	6.37%	5.95%	5.90%	6.61%	6.79%
Return on average tangible common stockholders' equity (Non-GAAP)	(K) / (E)	11.87	18.67	16.93	11.78	(6.88)
Net interest margin ratio (FTE) (Non-GAAP)	(F*) / (H)	3.36	3.61	3.71	3.25	2.80
Adjusted net interest margin ratio (FTE) (Non-GAAP)	(G*) / (I)	3.29	3.49	3.47	3.01	2.65

*Annualized

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5311
www.FIBK.com